UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Response Biomedical Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1781 - 75th Avenue W.

Vancouver, BC

V6P 6P2 CANADA

April 9, 2014

INVITATION TO SHAREHOLDERS

Dear Shareholder,

We are pleased to invite you to attend our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 8, 2014 at 10:00 a.m. Pacific time, at our headquarters located at 1781-75th Avenue W. Vancouver, BC, Canada. The formal meeting notice and information circular are attached.

At the Annual Meeting, our shareholders will be asked to:

●	set the size of the board at eight directors and elect eight directors for a one-year term to expire at the 2015 Annual Meeting of Shareholders; and

●	ratify the appointment of PricewaterhouseCoopers LLP, as our auditors to hold office until our next annual general meeting.

It is important that you use this opportunity to take part in the affairs of Response Biomedical Corp. (the “Company”) by voting on the business to come before the Annual Meeting. After reading the enclosed information circular, please promptly mark, sign, date and return the enclosed proxy or voting instruction form and the reply card as instructed to ensure that your shares will be represented. Regardless of the number of common shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

Thank you for your ongoing support of Response Biomedical Corp. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Jeffrey L. Purvin

Chief Executive Officer

1781-75th Avenue W.

Vancouver, BC

Canada V6P 6P2

RESPONSE BIOMEDICAL CORP.

1781 - 75th Avenue W.

Vancouver, BC

V6P 6P2 CANADA

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS AND INFORMATION CIRCULAR

To the Shareholders of Response Biomedical Corp.:

Notice is hereby given that our 2014 Annual Meeting of the Shareholders of Response Biomedical Corp., will be held on May 8, 2014 at 10:00 a.m. Pacific Time at 1781 – 75th Avenue W., Vancouver, BC for the following purposes:

1.

To set the size of our board at eight directors and elect eight directors for a one-year term to expire at the 2015 Annual Meeting of Shareholders. Our present board of directors has nominated and recommends for election as directors the following persons:

Anthony F. Holler, M.D.

Joseph D. Keegan, Ph.D.

Jeffrey L. Purvin

Clinton H. Severson

Lewis J. Shuster

Peter A. Thompson, M.D.

David G. Wang, M.D.

Jonathan J. Wang, Ph.D.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as auditors to hold office until our next annual general meeting.

3.	To transact such other business as may be properly brought before our Annual Meeting or any adjournment thereof.

Our board of directors has fixed the close of business on April 4, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at our Annual Meeting, please complete, sign and date the Proxy you received in the mail and return it promptly. If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Peter A. Thompson

Peter A. Thompson, M.D.

Chairman of the Board

April 9, 2014

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
Related Person Transactions	24
No Other Interests of Insiders	24
Interest of Certain Persons in Matters to Be Acted Upon	24
Directors’ and Officers’ Liability Insurance	24
Policy Concerning Audit Committee Approval of Related Person Transactions	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
Indebtedness of Directors and Executive Officers	25

SECURITY OWNERSHIP	26
Equity Compensation Plan Information	27
Summary of the RSU Plan	28
Summary of the DSU Plan	29

OTHER BUSINESS	31

RESPONSE BIOMEDICAL CORP.

1781 - 75th Avenue W.
Vancouver, BC
V6P 6P2 CANADA

INFORMATION CIRCULAR

The board of directors of Response Biomedical Corp. (“Response Biomedical” or the “Company”), a Vancouver, British Columbia, Canada corporation, is soliciting the Proxy for use at our 2014 Annual Meeting of Shareholders to be held on May 8, 2014 at 10:00 a.m. Pacific Time at 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada and at any adjournments or postponements thereof.

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our chief executive officer, Jeffrey L. Purvin, and our chief financial officer and corporate secretary, William J. Adams, to serve as proxies for the Annual Meeting.

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this information circular.

The information in this information circular relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

This information circular and the accompanying proxy card, attached to Appendix A, the Notice, and voting instructions are being mailed starting April 11, 2014 to all shareholders of record entitled to vote at the Annual Meeting. All information provided in this information circular is given as of April 9, 2014 unless otherwise noted.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted:

●	“FOR” the setting of the size of our board at eight members and to elect the eight nominees as directors as described in this information circular; and

●	“FOR” the appointment of PricewaterhouseCoopers LLP as our auditors to hold office until our next annual general meeting.

The persons named in the enclosed form of proxy are officers of the Company. Each shareholder has the right to appoint a person or a company (who need not be a shareholder) to attend and act for him/her and on his/her behalf at the Annual Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the board of directors.

On any ballot that may be called for, the common shares represented by a properly executed proxy given in favor of the person(s) designated by management of the Company in the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the shareholder specifies a choice with respect to any matter to be acted upon, the common shares will be voted accordingly.

Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions have the same effect as votes “against” the matters, except in the election of directors and the frequency on shareholders vote on executive compensation. “Broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The Company’s authorized capital consists of an unlimited number of common shares and no other class of voting securities, and the Company does not have any classes of restricted securities. Shareholders of record at the close of business on April 4, 2014 (the “Record Date”), will be entitled to vote at the Annual Meeting or vote by proxy using the Proxy card that was mailed to you with the Notice. As of the Record Date, 7,943,175 of our common shares without par value were outstanding. Each share of our common stock is entitled to one vote. Two people present at the meeting, in person or by proxy, and holding in the aggregate not less than 5% of the issued common shares entitled to vote at our Annual Meeting constitutes a quorum. A majority of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote thereon is required to approve the proposals set forth in this information circular, in certain cases as described below, excluding certain insiders of the Company.

The cost of preparing, assembling and mailing the Notice, information circular, and Proxy card will be borne by the Company. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians, and nominees will forward proxy soliciting materials to their principals. Upon request, we will reimburse such reasonable and direct out-of-pocket mailing expense.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold stock in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Company as the registered holders of stock) or as set out in the following disclosure.

If stock is listed in an account statement provided to a shareholder by a broker, then in almost all cases that stock will not be registered in the shareholder’s name on the records of the Company. Such stock will more likely be registered under the names of intermediaries.

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of meetings of shareholders. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

There are two kinds of Beneficial Shareholders - those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners).

The Company is not utilizing the provisions of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer that permit it to deliver proxy-related materials directly to its NOBOs.

These securityholder materials are being sent to both registered and non-registered owners of the securities of the Company. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name, address and information about your holdings of securities, were obtained in accordance with applicable securities regulatory requirements from the intermediary holding securities on your behalf.

Beneficial Shareholders who are OBOs should follow the instructions of their intermediary carefully to ensure that their stock is voted at the Meeting.

Shareholder Proposals

Proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2015 must be received by us no later than December 12, 2014, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our information circular and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our information circular.

Shareholders may present proper proposals for inclusion in our information circular and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our information circular for our 2015 annual meeting of shareholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 12, 2014; provided, however, that in the event that we hold our 2015 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2014 annual meeting, we will disclose the new deadline by which shareholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to Response Biomedical Corp., 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada, Attention: Corporate Secretary.

In the event that we hold our 2015 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2014 annual meeting, then notice of a shareholder proposal that is not intended to be included in our information circular must be received not later than the close of business on the later of the following two dates:

●	the 90th day before such annual meeting: or

●	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Annual Report

Our Annual Report for the fiscal year ended December 31, 2013 will be mailed to those shareholders of record as of April 4, 2014 who have requested one. Our Annual Report does not constitute, and should not be considered, a part of this information circular.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date to any person who was a beneficial owner of our common stock on the Record Date. Requests should be directed to Response Biomedical Corp., 1781 - 75th Avenue W. Vancouver, BC V6P 6P2 Canada, Attention: Corporate Secretary.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, information circular and 2013 annual report, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, information circular, 2013 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please notify your broker, direct your written request to Response Biomedical Corp., Investor Relations; 1781 – 75th Avenue W., Vancouver, BC V6P 6P2 or contact Response Biomedical Corp. at 604-456-6010. Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

If you participate in householding and wish to receive a separate copy of the Notice, information circular, 2013 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A.

Additional information relating to the Company is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. To request hard copies of the Company’s financial statements and management’s discussion and analysis, free of charge, shareholders should contact, Corporate Secretary, at Response Biomedical Corp., 1781 – 75th Avenue W., Vancouver, BC, telephone (604) 456-6010, or fax (604) 456-6066. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

ADDITIONAL INFORMATION

Additional information relating to Response Biomedical is available on SEDAR at www.sedar.com. Shareholders may contact the Company at Suite 1781 – 75th Avenue West, Vancouver, British Columbia, V6P 6P2 to request copies of the Company’s financial statements and management’s discussion and analysis.

Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year which are filed on SEDAR and EDGAR.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure

Our board of directors is led by Dr. Peter A. Thompson. We do not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee. The offices of chief executive officer and chairman of the board have been at times combined and at times separated, and our board of directors considers such combination or separation in conjunction with, among other things, its succession planning processes. Our board of directors believes that it should be free to make a choice regarding the leadership structure from time to time in any manner that is in the Company’s and its shareholders’ best interests.

We currently have separated the roles of chairman of the board and chief executive officer. The board of directors does not have a lead director. We believe this is appropriate because our board includes a number of seasoned independent directors. In concluding that having Dr. Thompson serve as chairman of the board and Mr. Jeffrey L. Purvin serve as chief executive officer represents the appropriate structure for the Company at this time, our board of directors considered the benefit of this leadership structure between the two named individuals, one who focuses primarily on the business, the chief executive officer, and one who leads and oversees management of the board, the chairman. Our board of directors further concluded that the separated role of chairman of the board and chief executive officer ensures there is clear accountability.

Board Role in Risk Oversight

While each of the committees of our board of directors evaluate risk in their respective areas of responsibility, our Corporate Governance and Nominating Committee (“Corporate Governance Committee”) is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board. We believe that employing a committee specifically focused on the Company’s risk profile is beneficial, given the increased importance of monitoring risks in the current economic and business climate. Our Corporate Governance Committee with the assistance of the Audit Committee, discusses the Company’s risk profile, and the Corporate Governance Committee reports to the full board on the most significant risk issues. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.

While our board of directors and our Corporate Governance Committee oversee the Company’s risk management, Company management is ultimately responsible for day-to-day risk management activities. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Board Meetings

Our board of directors held eight meetings during 2013. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board on which he or she served, with the exception of Dr. David Wang.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. Messrs. Shuster, Purvin, and Severson, and Drs. Holler, Keegan, Thompson and Jonathan Wang attended our 2013 Annual Meeting of the Shareholders in person.

Committees of the Board

Our board of directors currently has, and appoints members to, five standing committees: our compensation committee, our option committee, our corporate governance and nominating committee, our audit committee and our pricing committee. The current members of our committees are identified below:

Director	Compensation	Option	Corporate Governance and Nominating	Audit	Pricing
Anthony F. Holler, M.D.	Member (1)		Member	Member	Member
Joseph D. Keegan, Ph.D.	Member
Jeffrey L. Purvin.		Member
Clinton H. Severson				Member	Member
Lewis J. Shuster				Member (4)	Member (5)
Peter A. Thompson, M.D.		Member (2)	Member (3)
David G. Wang, M.D.
Jonathan J. Wang, Ph.D. .	Member

(1)	Compensation Committee Chair.
(2)	Option Committee Chair
(3)	Corporate Governance and Nominating Committee Chair.
(4)	Audit Committee Chair.
(5)	Pricing Committee Chair.

Below is a description of each committee of our board of directors. Our board of directors has determined that each member of each committee meets the applicable SEC rules and regulations and all applicable Canadian securities rules and regulations regarding independence and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee consists of three members, with Mr. Shuster serving as chairman. Our audit committee held seven meetings during 2013. All members of our audit committee are independent directors (as independence is currently defined under the rules and regulations of the U.S. Securities and Exchange Commission, or SEC, and applicable Canadian securities rules). Mr. Shuster qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The audit committee is governed by a written charter approved by our board of directors. The charter is available on our website by visiting responsebio.com and clicking through “Investors,” “Governance” and “Audit Committee Charter.” The functions of this committee include, among other things:

●	monitoring our financial reporting process and internal control system;

●	appointing and replacing our independent outside auditors from time to time, to determine their compensation and other terms of engagement and to oversee their work;

●	overseeing the performance of our internal audit function; and

●	overseeing our compliance with legal, ethical and regulatory matters.

Both our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee. Our audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

Our compensation committee currently consists of three members, with Anthony F. Holler, M.D. serving as chairman. Our compensation committee did not meet during 2013. All members of our compensation committee are independent (as independence is currently defined under the rules and regulations of the SEC, applicable Canadian securities rules and Internal Revenue Service qualification requirements). Our compensation committee is governed by a written charter approved by our board of directors. The charter is available on our website by visiting responsebio.com and clicking through “Investors,” “Governance” and “Compensation Committee Charter.” The functions of this committee include, among other things:

●

providing oversight of the development and implementation of the compensation policies, strategies, plans and programs for the Company’s key employees and directors, including policies, strategies, plans and programs relating to long-term compensation for the Company’s senior management, and the disclosure relating to these matters;

●	making recommendations regarding the operation of and/or implementation of employee bonus plans and incentive compensation plans;

●	reviewing and approving the compensation of the chief executive officer and the other executive officers of the Company and the remuneration of the Company’s directors; and

●	providing oversight of the selection of officers, management, succession planning, the performance of individual executives and related matters.

Role and Authority of Compensation Committee

Our compensation committee is responsible for discharging the responsibilities of our board of directors with respect to the compensation of our executive officers. Our compensation committee approves all compensation of our executive officers without further board action. Our compensation committee reviews and approves each of the elements of our executive compensation program and continually assesses the effectiveness and competitiveness of our program. Our compensation committee also periodically reviews director compensation.

The Role of our Executives in Setting Compensation

Our compensation committee meets with our chief executive officer and/or other executives at least once per year, if necessary, to obtain recommendations with respect to Company compensation programs, practices, and packages for executives, directors and other employees. Management makes recommendations to our compensation committee on the base salary, bonus targets, and equity compensation for the executive team and other employees. Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees.

Our chief executive officer may attend some of our compensation committee’s meetings, but our compensation committee also regularly holds executive sessions not attended by any members of management or non-independent directors. Our compensation committee discusses our chief executive officer’s compensation package with him, but makes decisions with respect to his compensation outside of his presence.

Option Committee

Our option committee currently consists of two members, with Peter A. Thompson, M.D. serving as chairman. The option committee meets quarterly as necessary as soon as reasonably practicable following the expiry of any financial statement related blackout period that was implemented in accordance with the internal policies of the Company (the “Blackout Period”) to approve the grant of stock based compensation pursuant to the recommendation of the Board. The Board cannot grant stock based compensation while the Company is in a Blackout Period and it is the mandate of the option committee to determine that there is no material information that is undisclosed following the expiry of the Blackout Period that would prevent the issuance of the recommended stock based compensation.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee, or our corporate governance committee, currently consists of two members, with Peter A. Thompson, M.D. serving as chairman. Our corporate governance committee did not meet in 2013, and communicated via email with regards to the nominees for election to our board of directors at the annual meeting. All members of our corporate governance committee, other than Dr. Thompson, are independent directors (as independence is currently defined under the rules and regulations of the SEC and applicable Canadian securities rules). Our corporate governance committee is governed by a written charter approved by our board of directors. The charter is available on our website by visiting responsebio.com and clicking through “Investors,” “Governance” and “Nomination and Corporate Governance Committee Charter.” The functions of this committee include, among other things:

●

establishing criteria for our board of directors and committee membership and to recommend to our board of directors proposed nominees for election to our board of directors and for membership on committees of our board of directors;

●

ensuring that appropriate processes are established by our board of directors to fulfill its responsibility for (i) the oversight of strategic direction and development and the review of our ongoing results of operations by the appropriate committee of our board of directors and (ii) the oversight of our investor relations and public relations activities and ensuring that procedures are in place for the effective monitoring of the shareholder base, receipt of shareholder feedback and responses to shareholder concerns;

●

monitoring the quality of the relationship between management and our board of directors and to recommend improvements for ensuring an effective and appropriate relationship; and making recommendations to our board of directors regarding corporate governance matters and practices.

Pricing Committee

Our pricing committee currently consists of three members, with Lewis J. Shuster serving as its chairman. Our pricing committee held three meetings during 2013. All members of our pricing committee were independent directors (as independence is currently defined under the rules and regulations of the SEC and applicable Canadian securities rules). Our pricing committee was authorized to oversee and direct counsel and other advisers to us with regards to potential acquisitions, the rights offering, bridge loan agreement, and any ongoing negotiations with OrbiMed Advisors LLC or its advisers over the terms of the 2013 brokered and non-brokered private placement, the 2011 rights offering or other shareholder matters. Our pricing committee was dissolved in January 2012, as its previous mandate was fulfilled in December, 2011, and reinstated on August 7, 2013 as part of the private placement completed in 2013 and the debt financing in early 2014.

Director Nomination Process

Director Qualifications

In evaluating director nominees, our Corporate Governance Committee considers, among others, the following factors:

●	experience, skills and other qualifications in view of the specific needs of our board of directors and the Company;

●	diversity of background; and

●	demonstration of high ethical standards, integrity and sound business judgment.

Our Corporate Governance Committee’s goal is to assemble a board that brings to us a variety of perspectives and skills derived from high quality business and professional experience which are well suited to further the our objectives. In doing so, our Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its shareholders. Moreover, the Corporate Governance Committee does not have a formal policy with respect to diversity; however, our board of directors and the Corporate Governance Committee believe that it is essential that members of our board of directors represent diverse viewpoints. Our Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of an “independent director” under the Toronto Stock Exchange (“TSX”) qualification standards.

Identification and Evaluation of Nominees for Directors

Our Corporate Governance Committee identifies nominees for board membership by first evaluating the current members of our board of directors willing to continue in service. Current members, with qualifications and skills that are consistent with our Corporate Governance Committee’s criteria for board service and who are willing to continue in service, are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective. If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, our Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Our Corporate Governance Committee generally polls our board of directors and members of management for their recommendations. Our Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. Our Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by our independent directors and chief executive officer. In making its determinations, our Corporate Governance Committee evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best attain success for the Company and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our Corporate Governance Committee makes its recommendation to our board of directors. Historically, our Corporate Governance Committee has not relied on third-party search firms to identify board of directors candidates. Our Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify and acquire an appropriate candidate.

Our Corporate Governance Committee has not received director candidate recommendations from our shareholders and does not have a formal policy regarding consideration of such recommendations since it believes that the process currently in place for the identification and evaluation of prospective members of our board of directors is adequate. Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by members of our board of directors or management. Shareholders wishing to suggest a candidate for director should write to the Company’s chief financial officer and corporate secretary at 1781 - 75th Avenue W. Vancouver, BC V6P 6P2.

Director Independence

Our board of directors has determined that each of the director nominees, other than Mr. Jeffrey L. Purvin, Dr. Peter A. Thompson, Dr. David G. Wang and Dr. Jonathan J. Wang, standing for election is an independent director under the SEC and applicable Canadian securities rules. In determining the independence of our directors, our board of directors considered all transactions in which the Company and any director had any interest, including those discussed under “Related Person Transactions” below.

Shareholder Communications

Our shareholders and other interested parties may send written correspondence to non-management members of our board of directors to the corporate secretary or to the chief executive officer at 1781 - 75 Avenue W. Vancouver, BC V6P 6P2 or IR@responsebio.com. Our corporate secretary or chief executive officer will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to the Chairman of the board of directors. If the communication requires a response, our Corporate Secretary will assist the Chairman of the board of directors (or other directors), if required, in preparing the response.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees to Be Elected (Term Expiring in 2015)

At our Annual Meeting, shareholders will be asked to pass an ordinary resolution fixing the size of the board at eight. Our Corporate Governance Committee recommended and our board of directors nominated the following eight nominees for election to our board of directors at the Annual Meeting: Anthony F. Holler, Joseph D. Keegan, Jeffrey L. Purvin, Clinton H. Severson, Lewis J. Shuster, Peter A. Thompson, David G. Wang and Jonathan J. Wang, each of whom is presently a member of our board of directors with a term expiring after the Annual Meeting.

Each nominee has agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be proposed by our Corporate Governance Committee and designated by the present board of directors to fill the vacancy.

2013 Board Structure

Under our articles of incorporation, the size of our board of directors is to be set from time to time by ordinary resolution of our shareholders. Our board of directors currently consists of eight members. Each of our directors is elected for a term of one year to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Information Regarding Nominees for Election to the Board of Directors

The information set forth below as to the nominees for election to serve on our board of directors has been furnished to us by the nominees:

Name	Age	Position
Anthony F. Holler, M.D.	62	Director
Joseph D. Keegan, Ph.D.	60	Director
Jeffrey L. Purvin.	62	Director and Chief Executive Officer
Clinton H. Severson	65	Director
Lewis J. Shuster	58	Director
Peter A. Thompson, M.D.	54	Chairman of the Board
David G. Wang, M.D.	52	Director
Jonathan J. Wang. Ph.D.	46	Director

The number and class of voting securities of the Company and its subsidiaries beneficially owned, controlled or directed, directly or indirectly, by each proposed director is set forth below under “Security Ownership.”

Anthony F. Holler, M.D., British Columbia, Canada

Dr. Anthony F. Holler joined Response Biomedical Corp.’s board of directors as a director in March 2006, and is Chair of the Compensation Committee, is a member of the Corporate Governance Committee and is a member of the Audit Committee since April 2012. He was one of the original founders of ID Biomedical Corporation, and has served as its director since 1991 and served as CEO from 1999 until 2006 when the Company was acquired by GlaxoSmithKline. Dr. Holler has been the Non-Executive Chairman of CRH Medical Corporation (Formerly Medsurge Medical Products Corp.) since December 2005 and also the Chairman of Trevali Mining Corporation since October 2010. He was been a director of Neptune Technologies & BioResources, Inc. from July 2011until June 2012. Dr. Holler served as Non-Executive Chairman of Corriente Resources Inc. from until June 2010 when the Company was acquired by CRCC-Tongguan Investment (Canada) Co., Ltd. and its director from September 2003. Dr. Holler served as an Emergency physician at University Hospital at the University of British Columbia from 1981 until 1993. He received a Bachelor of Science in 1975 and a Medical Degree in 1979 from the University of British Columbia. Dr. Holler’s medical and business background gives him a perspective that is helpful to the board of directors for understanding the Company’s product markets.

Joseph D. Keegan, Ph.D., California, United States

Dr. Joseph D. Keegan joined Response Biomedical Corp.’s board of directors as a director and member of the Compensation Committee in June 2011. Dr. Keegan has more than 30 years of experience in life science businesses. From 2007 to 2012, Dr. Keegan served as CEO at ForteBio, Inc. where he led the Series C financing which raised $25M, established product development and sales strategies that resulted in 2007-11 compounded annual revenue growth of 45%, and exited the company through its sale to Pall Corporation at $159M, including ForteBio cash. During his 9 year tenure at Molecular Devices Corporation, Dr. Keegan grew the company’s revenues from $30M to $200M through internal growth and acquisitions. In early 2007, he oversaw its acquisition by MDS for $615M. Dr. Keegan joined MDC from Becton Dickinson and Company where he served as President of Worldwide Tissue Culture and Vice President, General Manager of Worldwide Flow Cytometry. Prior to Becton Dickinson, Dr. Keegan was Vice President of the Microscopy and Scientific Instruments Division of Leica, Inc. He currently serves on the board of directors of ALDA as past Chairman, Advanced Cell Diagnostics, ProteinSimple, Labcyte Corporation as Chairman, Seahorse Bioscience Inc. since 2007, Stereotaxis, Inc. since 2011 (Nasdaq: STXS) and the San Francisco Opera. Dr. Keegan holds a B.A. in Chemistry from Boston University and a Ph.D. in Physical Chemistry from Stanford University. Dr. Keegan brings to the board of directors a long history of experience in the field of biotechnology and business strategy.

Jeffrey L. Purvin, British Columbia, Canada

Mr. Jeffrey L. Purvin has over 30 years of experience marketing both consumer and medical products. Prior to joining Response Biomedical Corp., he was the Chairman and CEO of Calibra Medical, Inc. since July 2006. At Calibra, he and his team developed and gained FDA clearance for a unique, all-mechanical, wearable insulin delivery device. Johnson & Johnson acquired Calibra Medical in 2012. Prior to Calibra, Mr. Purvin was Chairman and CEO of Metrika, Inc. where he and his team developed a handheld, point-of-care, finger stick-based, HbA1c test which the company sold to both physicians and consumers, worldwide. Bayer acquired Metrika in 2006. Prior to Metrika, Mr. Purvin was President of the Interventional Products Division of Datascope Corporation (a NASDAQ-traded, public company since acquired by Maquet). At Datascope, Mr. Purvin marketed a large line of interventional cardiology and radiology devices to hospitals, worldwide. Before joining Datascope, Mr. Purvin was Vice President, General Manager, in GlaxoSmithKline's $4B Consumer Healthcare division where he marketed scores of well-known, highly advertised consumer packaged goods. Mr. Purvin started his career at Bristol-Myers Squibb, where he marketed both pharmaceuticals and consumer products. Mr. Purvin is a member of the board of directors at Cardica, Inc. (NASDAQ: CRDC) which markets a unique coronary bypass anastomosis connection device to cardiothoracic surgeons, worldwide, and a unique, new, multi-staple-firing surgical stapler line in the EU. Mr. Purvin is the Executive Chairman of the University of Fashion, a fashion education video business founded by fashion designer, Francesca Sterlacci, since May 2008. Mr. Purvin earned his B.A. from Brown University and his M.B.A from The Wharton School, University of Pennsylvania. Mr. Purvin brings to the board of directors over 15 years of experience in the business as the head of multiple companies with financial and marketing challenges, in turning them around and, in most cases, attracting acquisitions offers which produced profits for investors.

Clinton H. Severson, California, United States

Mr. Clinton H. Severson joined Response Biomedical Corp.’s board of directors as a director and member of the Audit Committee in June 2011. Mr. Severson has been President and Chief Executive Officer of Abaxis Inc. since June 1996. From February 1989 to May 1996, Mr. Severson served as President and CEO of MAST Immunosystems, Inc. Mr. Severson began his career at Syva from 1978 to 1984, and then moved to 3M Diagnostic Systems from 1984 to 1989. He has been Chairman of the board of directors of Abaxis Inc. (NASDAQ: ABAX) since May 1998 and a director since June 1996. Mr. Severson has been Non-Executive Director of Trinity Biotech plc (NASDAQ: TRIB) since November 2008, a director of Bioxiness Pharmaceuticals, Inc. since January 2011, and a director of CytoCore, Inc. (OTC BB: CYOE) from November 2006 through February 2012.. Mr. Severson received his Bachelors of Business Administration from Minot State University in 1973. Mr. Severson’s years of experience in the life sciences industry are very valuable to the Company as it works to execute its business strategy.

Lewis J. Shuster, California, United States

Mr. Lewis J. Shuster joined Response Biomedical Corp.’s board of directors as a director and Audit Committee Chairman in June 2011. Currently, he is the Chief Executive Officer of Shuster Capital. From 2003 to 2007, he served as CEO of Kemia Inc., a drug discovery and development company and had previously held executive positions with Invitrogen, including Chief Operating Officer. From 1994 through to 1999, while at Pharmacopeia, Inc. Mr. Shuster served as the firm’s Chief Financial Officer and later as COO of Pharmacopeia Labs. Mr. Shuster also served as EVP, Finance and Operations at Human Genome Sciences from 1992 to 1994. Prior to this he served as EVP and then CEO of Microbiological Associates, where he led a successful turnaround of a failing LBO and built a profitable GLP biological testing service business today known as BioReliance from 1986 until 1992. Before joining Microbiological Associates, he held positions with MDL Ltd. and the Boston Consulting Group. He presently serves as a board of directors member and Audit Committee Chairman for MSN Healthcare, and Cleave Biosciences and serves as a board of directors member of HTG Molecular Diagnostics, TissueNetix Inc. and Active Motif.. Mr. Shuster also serves as a board of directors member of Mast Therapeutics, Inc. (NYSE MKT: MSTX), and has previously served a board of directors member and Audit Committee Chairman of Complete Genomics, Inc. (NASDAQ: GNOM) from 2010 to 2013, and Sorrento Therapeutics (NASDAQ: SRNE) from 2009 to 2010. Mr. Shuster earned an M.B.A. from Stanford University and a B.A. from Swarthmore College. Mr. Shuster’s experience as a chief executive officer, chief financial officer, and board of directors Audit Committee chairman brings to the board of directors perspective regarding financial and accounting issues.

Peter A. Thompson, M.D., Washington, United States

Dr. Peter A. Thompson joined Response Biomedical Corp.’s board of directors as a director and member of the Compensation Committee in June 2010. He was appointed to the offices Executive Chairman and Chief Executive Officer on August 9, 2011. He served as interim CEO until April 2012. Dr. Thompson is a proven biotechnology executive and entrepreneur with over 20 years of experience in the industry. He co-founded Trubion Pharmaceuticals, and served as Chief Executive Officer and Chairman from its inception through its successful IPO on NASDAQ and as a public company until his retirement in 2009. Dr. Thompson is the former Vice President & General Manager of Chiron Informatics at Chiron Corporation and held various executive positions in Becton Dickinson, including Vice President, Research and Technology Department of BD Bioscience, prior to joining Chiron. Dr. Thompson is a co-founder of iMetrikus, a clinical decision support company, where he served as CEO and Chairman. He is a Private Equity Partner at OrbiMed Advisors and the founder and Managing Director of Strategicon Partners, an investment and management services company. He serves as a director on the boards of directors of Anthera Pharmaceuticals since 2011 (NASDAQ: ANTH), Mirati Therapeutics since 2011 (NASDAQ: MRTX), Cleave Biosciences since 2010 (Co-Founder), Principia Biosciences since 2010 and CoDa Therapeutics since 2007. Dr. Thompson is an Ernst & Young Entrepreneur of the Year awardee, an inventor on numerous patents, a board-certified internist and oncologist, and was on staff at the National Cancer Institute following his internal medicine training at Yale University. As an experienced biotechnology entrepreneur, Dr. Thompson is specially qualified to serve on the board of directors because of his detailed knowledge of our operations and markets.

David G. Wang, M.D., Shanghai, China

Dr. David G. Wang joined Response Biomedical Corp.’s board of directors in October 2011. Dr. Wang currently works at OrbiMed as Senior Managing Director for Asia, where he has worked from August, 2011. Previously, from April, 2005 to July, 2011 he worked as Managing Director at WI Harper Group, responsible for healthcare investment in China. He also served as Head of Business Development at Siemens Medical Solutions, where he directed corporate strategy and new businesses in molecular diagnostics and diagnostic imaging. Dr. Wang was co-founder and Executive Vice President at First Genetic Trust, a personalized medicine company. During his tenure at Bristol-Myers Squibb he was Chairman of The SNP Consortium Management Committee, responsible for strategy and leadership. The SNP Consortium is the first group of its kind, formed by the pharmaceutical and technology industries as well as academia and charities to support the development of personalized medicine. He currently serves on the board of directors of Edan Instruments, a provider of medical electronic devices, where he also serves on both the audit committee and strategic committee. Dr. Wang received his M.D. from Peking University Medical School and his doctorate in Developmental Biology from California Institute of Technology. Dr. Wang’s extensive medical and international experience makes him a valuable addition to the board of directors.

Jonathan J. Wang, Ph.D., Shanghai, China

Dr. Jonathan J. Wang is a Senior Managing Director for Asia at OrbiMed. He has co-founded OrbiMed Asia and is a general partner at its venture capital fund. Previously, he was a partner at Legend Capital and General Manager at Burrill Greater China Group. He also worked for WI Harper Group and Walden International, two pioneers in the Asia-related VC industry. At WI Harper, Dr. Wang was a Managing Director, overseeing the firm's life sciences activities worldwide. Dr. Wang was a member of the board directors at ForteBio, Inc. from September 2008 to October 2011, (acquired by Pall Corporation) and was a co-founder and director at Bridge Laboratories (acquired by Pharmaron Holdings Limited). Dr. Wang is a director at EA, Inc. since March 2010 (formerly Chairman), Response Biomedical Corp., and Bonovo Orthopedics, Inc. since October 2010. He is a co-founder and former Chairman of the BayHelix Group, a premier organization of Chinese life sciences business leaders. He holds a Ph.D. in Molecular Neurobiology from Columbia University where he obtained scientific training under the supervision of Dr. Eric Kandel, a Nobel Laureate. Dr. Wang also earned an M.B.A. from Stanford University. Dr. Wang’s background gives him a perspective that is helpful to the board of directors for understanding the Company’s product market in China.

Required Vote

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to set the size of our board of directors and elect directors. If no contrary indication is made, Proxies in the accompanying form are to be voted: (i) for the resolution setting the size of our board of directors at eight; and (ii) for the election of our board’s nominees to serve on our board of directors. Each person nominated for election has agreed to serve if elected and our board of directors has no reason to believe that any nominee will be unable to serve.

Majority Voting Policy

The board of directors has adopted a Majority Voting Policy stipulating that shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a shareholders’ meeting. If the number of common shares “withheld” for any nominee exceeds the number of common shares voted “for” the nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the board of directors. The Corporate Governance Committee will consider such offer of resignation and will make a recommendation to the board of directors concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain shareholders “withheld” votes for the director, the qualifications of the director and whether the director’s resignation from the board of directors would be in the best interests of the Company. The board of directors must take formal action on the Corporate Governance Committee’s recommendation within 90 days of the date of the applicable shareholders meeting and announce its decision by press release. The policy does not apply in circumstances involving contested director elections.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” SETTING THE SIZE OF THE BOARD AT 8 AND “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ABOVE.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as described below, to the knowledge of the Company, no nominee for election as a director:

(i)	is, at the date hereof or has been, within the 10 years before, a director, chief executive officer or chief financial officer of any company, that while that person was acting in that capacity:

(a)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for more than 30 consecutive days, or

(b)

was subject to an event that resulted, after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for more than 30 consecutive days, or

(ii)

is, as at the date hereof or has been, within the 10 years before, a director or executive officer of any company, that while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(iii)

has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer.

(iv)

Anthony Holler is a former director of Inviro Medical Inc. (“Inviro”). Inviro is a company incorporated under the laws of Canada which owns certain intangible assets including goodwill and customer relationships, and all of the issued and outstanding shares of Inviro Medical Devices, Inc. (the “US Subsidiary”). The US Subsidiary owns inventory manufactured in accordance with licenses issued by the Department of Health of the Government of Canada and the Food and Drugs Administration of the United States of America. On October 29, 2010, Inviro declared that it was no longer a going concern, and on or about that date, Inviro ceased to carry on business and all of its directors and officers, including Mr. Holler, resigned. On February 7, 2011, Mr. Holler, on behalf of a committee of debenture holders of Inviro, filed a Notice of Civil Claim seeking, among other things, an order for the appointment of a receiver of all of the assets and undertakings of Inviro. On February 10, 2011, the Supreme Court of British Columbia issued an order appointing Alvarez & Marsal Canada Inc. (the “Receiver’) as receiver and receiver and manager of all of the assets, undertakings and properties of Inviro. The receivership process became complete in or around March 2013.  On April 9, 2013, the Supreme Court of British Columbia issued an order discharging the Receiver.

(v)

Lewis Shuster is a former director of PRACS LLC (“PRACS”), which filed for Chapter 7 bankruptcy in March 2012. Mr. Shuster joined the PRACS board of directors in late June of 2012 when the company emerged from Chapter 11 bankruptcy. Despite the best efforts of the board of directors and management, the company’s performance failed to improve. Management and the board of directors’ negotiations with the company’s lenders to obtain further financing eventually failed, and the lenders that brought the company out of bankruptcy in June 2012 decided in March 2013 to liquidate the company’s assets.

To the best of management’s knowledge, no proposed director of the Company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court, or regulatory body that would likely be considered important to a reasonable security holder in deciding to vote for a proposed director.

PROPOSAL 2

APPOINTMENT OF AUDITORS

At our Annual Meeting, shareholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2014.

Our Audit Committee has recommended, and our board of directors has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014. PwC was first appointed auditor of the Company on June 19, 2012. Our board of directors has conditioned its appointment of PwC as our independent registered public accounting firm upon the receipt of an affirmative vote of a majority of the shares properly cast at our Annual Meeting. Shareholders will be asked to consider and, if thought appropriate, ratify the appointment of PricewaterhouseCoopers LLP as our auditors to hold office until our next annual general meeting at remuneration to be fixed by our board of directors.

Representatives of PwC will be present at our Annual Meeting, where they will have the opportunity to make a statement should they so desire and will be available to respond to appropriate questions from shareholders.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that requires that all audit and permissible non-audit services provided by our independent auditors be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Required Vote

A majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the appointment of auditors is required to ratify the appointment of PwC as our auditors. Unless such authority is withheld, the management representatives designated in the enclosed form of proxy intend to vote for the approval of the foregoing resolution.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PWC AS OUR AUDITORS TO HOLD OFFICE UNTIL OUR NEXT ANNUAL GENERAL MEETING.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2013.

The purpose of the Audit Committee is to assist the Company’s board of directors in its general oversight of the financial reporting, internal controls and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC, the Company’s independent registered public accounting firm, for the year ended December 31, 2013. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. PwC is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

The Audit Committee held seven meetings during 2013. The committee met privately in executive session with PwC as part of each meeting where quarterly or annual financial statements were discussed. The committee chair held private meetings with the chief financial officer and with representatives of PwC.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, PwC has provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” In connection with the foregoing, the Audit Committee has discussed with PwC their firm’s independence.

Based on their review of the consolidated financial statements and discussions with, and representations from, management and PwC referred to above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the U.S. Securities and Exchange Commission.

April 9, 2014	AUDIT COMMITTEE Lewis J. Shuster Anthony F. Holler, M.D. Clinton H. Severson

Principal Accounting Fees and Services

In connection with the audit of our 2013 financial statements, we entered into an engagement agreement in 2013 with PwC, which set forth the terms by which PwC has performed audit services for us. Our previous auditors, Ernst & Young LLP performed an interim review for the quarter ended March 31, 2012.

The following table sets forth the aggregate fees agreed to by us for the annual and statutory audits for the years ended December 31, 2013 and 2012, and all other fees paid by us to PwC and Ernst & Young during 2013 and to Ernst & Young in 2012 (in thousands):

	For the years ended December 31,
	2013	2012
Audit fees	$130	$143
Audit-related fees	-	-
Tax fees	-	18
All other fees	-	-
Totals	$130	$161

Audit Fee. Audit fees for the year ended December 31, 2013 and 2012 were for professional services provided in connection with the audit of our annual consolidated financial statements, interim reviews of our quarterly consolidated financial statements, consents related to S-8 filings, and review of regulatory filings for the year ended December 31, 2013

Audit Related Fees. There were no audit related fees for the years ended December 31, 2013 and 2012.

Tax Fees. Tax fees represent fees incurred for tax advice provided in connection with the establishment of our Representative Office in China in 2012.

All audit fees relating to the audit for the financial year ended December 31, 2013, were approved in advance, or were ratified, by our audit committee. All audit and non-audit services provided by PwC or Ernst & Young LLP were, and will continue to be, pre-approved by our audit committee.

EXECUTIVE COMPENSATION

Our Executive Officers

The following table sets forth the name and position of each of the persons who were serving as our named executive officers as of December 31, 2013.

Name	Age	Position
Jeffrey L. Purvin.	62	Chief Executive Officer
William J. Adams	52	Chief Financial Officer
Timothy P. Shannon	49	Senior Vice President Worldwide Sales & Marketing
Barbara R. Kinnaird, Ph.D.	46	Vice President

Jeffrey L. Purvin, Chief Executive Officer

A biography for Mr. Jeffrey L. Purvin can be found in the section entitled “Proposal 1 – Election of Directors” above.

William J. Adams, CA, Chief Financial Officer

Mr. William J. Adams is a Chartered Accountant with over 20 years of strategic financial management experience in both public and private companies. He was Chief Financial Officer of CellFor Inc., a privately held forestry biotechnology company that manufactures tree seedlings for international markets from August 2008 to August 2012. Prior to his position at CellFor, Mr. Adams was the Chief Financial Officer of a privately held bio-pharmaceutical company, Patos Therapeutics Inc. from January 2007 to August 2008. Prior to his tenure at Patos, he was Chief Financial Officer with the publicly listed bio-pharmaceutical company, AnorMED Inc., from its start up, to IPO and through to its successful sale to a U.S.-based international bio-pharmaceutical company. Before joining AnorMED in 1996, Mr. Adams was Chief Financial Officer of Epic Data International Inc., a TSX listed technology company with an international customer base for its manufacturing hardware and software system solutions, and prior to that he was an audit manager with KPMG. He is a Chartered Accountant and holds a Bachelor of Commerce Degree from the University of British Columbia.

Timothy P. Shannon, Senior Vice President World Wide Sales and Marketing

Mr. Timothy P. Shannon has over 25 years of experience in sales and marketing of medical devices and services.  Mr. Shannon has held senior management positions at successful companies ranging in size and stage from Fortune 50 to pre-commercialization start-up endeavors.  From December 2010 to July 2012, Mr. Shannon held the position of Vice President, Vascular at Teleflex, Inc. where he was responsible for the management of its $225M vascular access portfolio.  While at Teleflex, Inc., he led a team of 100+ employees and was directly responsible for driving strategic initiatives that produced a 14.2% year over year Divisional revenue growth performance in the first quarter of 2012.  Previously, from December 2009 to December 2010, he was the Vice President of Worldwide Sales and Marketing at Svelte Medical Systems, from January 2008 to December 2009, he was President of Mentice, Inc., from 2004 to 2006, he was Vice President of Sales for North America and Europe at VisualSonics, Inc. and from July 1996 to November 2004, he was Vice President of Worldwide Sales at Datascope Corp.  Mr. Shannon brings a tremendous amount of Global Sales, Marketing and Operational Management experience to Response Biomedical Corp.

Barbara R. Kinnaird, Ph.D., Vice President

Dr. Barbara R. Kinnaird has over 20 years of research and business experience primarily in the fields of infectious diseases and point of care (POC). Since joining Response Biomedical Corp. in August 2004, Dr. Kinnaird has held several key management positions including responsibilities for Product Development, Quality, Regulatory, Manufacturing and Sales. During Dr. Kinnaird’s tenure in these positions, she has improved the product design control, operational efficiencies, cost reduction, gross margins and sales. Additionally under her direction she managed to place the Company in a compliance position that supports sales in several global jurisdictions such as China, Japan, United States and Canada. Previously, Dr. Kinnaird consulted for the Proteomics division of Incyte Genomics Inc. Dr. Kinnaird holds a Ph.D. in Microbiology and Immunology from the University of British Columbia at the B.C. Children’s Hospital in the Department of Pediatrics.  She conducted her post-doctoral research at the Michael Smith Laboratories in genomics and gene expression profiling, in collaboration with the B.C. Genome Sciences Centre.

Executive Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2013 and 2012 by our principal executive officer, principal financial officer, and our other most highly compensated executive officer who was employed by us as of December 31, 2013. We refer to our chief executive officer and these other executive officers as our “named executive officers” elsewhere in this document.

Name and Principal Position	Fiscal Year	Salary ($)		Short Term Incentive (5) ($)	Option Awards (6) ($)	All Other Compensation (7) ($)	Total ($)
Jeffrey L. Purvin	2013	369,000		-	-	630	369,630
Chief Executive Officer	2012	193,725	(1)(4)	-	420,000	67,461	681,186
William J. Adams	2013	241,500		-	-	1,838	243,338
Chief Financial Officer	2012	93,349	(2)	-	90,300	-	183,649
Timothy P. Shannon	2013	257,856		-	-	19,903	277,759
Sr. Vice President Worldwide Sales & Marketing	2012	105,376	(3)	16,551	56,000	10,636	188,563

(1)	Mr. Purvin was appointed our CEO on July 25, 2012.
(2)	Mr. Adams joined Response as CFO on August 13, 2012.
(3)	Mr. Shannon joined Response as Senior Vice President World Wide Sales & Marketing on July 25, 2012.
(4)	Includes $ 24,600 in management consulting fees paid prior to appointment and $169,125 in compensation as CEO for the year 2012.
(5)	2012 short term incentives were earned in 2012 and paid in 2013.
(6)	Option awards are valued using a Black-Scholes model at the time of grant.
(7)

i) 2013 Other Compensation represents medical premiums paid by the Company on behalf of Mr. Purvin, and Mr. Adams and an automobile allowance of $10,242 paid by the Company to Mr. Shannon along with a taxable benefit for the personal use of Mr. Shannon’s apartment paid by the Company of $9,661; ii) 2012 Other Compensation represents relocation expenses reimbursed to Messrs. Purvin and Shannon of $67,461 and $5,739 respectively along with an automobile allowance of $4,897 paid by the Company to Mr. Shannon.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2013, including the value of the stock awards:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Jeffrey L. Purvin	100,000	200,000	-	1.60	13-Aug-2022
William J. Adams	21,500	43,000	-	1.60	13-Aug-2022
Timothy P. Shannon	13,333	26,667	-	1.60	13-Aug-2022

 Employment Arrangements and Change of Control Arrangements

(1)     Employment Agreement – Jeffrey L. Purvin

On April 10, 2012, Jeffrey L. Purvin signed an employment agreement, or the Agreement, to become our chief executive officer, effective May 1, 2012, or as soon as Mr. Purvin can secure the necessary work permits to perform the duties of the position. On June 20, 2012, Jeffrey Purvin entered into a Consulting Agreement to provide services as an independent management consultant for an initial term of three (3) months or such earlier date Mr. Purvin was able to assume his role as CEO having obtained the necessary work permit to work in Canada. Under the Consulting Agreement, Mr. Purvin would be paid: a monthly fee of $30,750; reimbursement of medical and dental costs actually and reasonably incurred up to a total maximum of $15,000; and reimbursement for reasonable expenses incurred in the performance of his duties. On July 25, 2012, Mr. Purvin obtained the necessary work permits to work in Canada and by board consent resolution was appointed chief executive officer and member of our board of directors for a term to continue until terminated. Under the Agreement, Mr. Purvin will be paid: an annual salary in the amount of $369,000; is eligible to participate in the 2008 Stock Option Plan, with an initial grant of an option to purchase up to 300,000 shares of the Company; is eligible to participate in our short-term incentive plan with a target incentive bonus up to 40% of base compensation annually; and is eligible to participate in the Company’s employee medical, dental and life insurance plans. In addition to these plans, the Company will pay up to $1,500 per year towards a medical and dental plan for Mr. Purvin’s son, and the Company will also pay up to $20,000 per year towards the Executive’s US health benefit plan. Under the Agreement, the Company will reimburse Mr. Purvin for reasonable expenses in the furtherance of or in connection with the performance of his duties. The Agreement also provides relocation assistance up to $59,000 to allow Mr. Purvin to relocate his primary residence to the Vancouver area and reimbursement of up to $10,000 for independent legal advice prior to execution of the Agreement. The Agreement provides for salary continuation equal to twelve (12) months’ salary plus a pro-rated incentive payment based on the last incentive payment made, and continuation of twelve (12) months’ paid medical and dental benefits in the event that the Company terminates Mr. Purvin’s employment without cause. The agreement allows Mr. Purvin to resign from his position by providing the Company with two (2) weeks written notice of resignation.

(2)     Employment Agreement – William J. Adams

Effective 28 June 2012, the Company entered into an employment agreement with Mr. Adams pursuant to which he agreed to provide his services to the Company in the capacity of Chief Financial Officer effective August 13, 2012, for a term to continue until terminated. Under the agreement, Mr. Adams is: paid an annual salary of $241,500; eligible to participate in the 2008 Stock Option Plan, with an initial grant of an option to purchase 64,500 shares; eligible to participate in our short-term incentive plan with a target incentive bonus up to 35% of his annual salary based on corporate and personal objectives; eligible to participate in our employee medical, dental and life insurance plans in addition to the Company paying up to $2,000 per year towards a private life insurance policy; and to be reimbursed for reasonable out of pocket expenses in the furtherance of or in connection with the performance of his duties. The agreement provides for a severance payment equal to nine (9) months of base salary and a prorated incentive payment based on the last incentive payment made. In addition, the severance will increase by one month after each full year of employment from the Start Date up to a maximum severance payment of twelve (12) months in aggregate in the event that the Company terminates Mr. Adams’s employment without cause. Mr. Adams may resign from his employment at any time by providing four (4) weeks written notice where by the Company will provide a paid four (4) week notice payment of then-current salary and benefits if it waives any portion of the four (4) week notice period.

(3)     Employment Agreement – Timothy P. Shannon

Effective 28 June 2012, the Company entered into an employment agreement with Mr. Shannon pursuant to which he agreed to provide his services to the Company commencing on July 25, 2012 in the capacity of Senior Vice President, World Wide Sales and Marketing for a term to continue until terminated. Under the agreement, Mr. Shannon is: paid an annual salary of U.S. $245,000, increased to U.S. $253,400 effective June 1, 2013; eligible to participate in the 2008 Stock Option Plan, with an initial grant of an option to purchase up to 40,000 shares; eligible to participate in our short-term incentive plan with a target incentive bonus up to 50% of his annual salary based on corporate and personal objectives; eligible to participate in our employee medical, dental and life insurance plans in addition to the U.S. $3,000 per month COBRA payment the Company will pay on his behalf for one year from the employment start date; eligible to be reimbursed for reasonable out of pocket expenses in the furtherance of or in connection with the performance of his duties and is eligible to receive an automobile allowance of U.S.$825 per month. The Agreement also provides relocation assistance up to $59,000 to allow Mr. Shannon to relocate his primary residence to the Vancouver area within twenty six (26) months of the start date in addition to residence or reimbursement of hotel and living expenses and rental vehicle during his relocation. The agreement provides for a severance payment based on the following alternative conditions: six (6) month’s salary during the period from the Start Date until the date he relocates to Vancouver area; twelve (12) months from the date of relocation until the second anniversary of the Start Date; six (6) months after the second anniversary date of the Start Date; and after the 3rd anniversary of the Start Date, seven months plus one additional month for each completed year of service after the 4th anniversary of the Start Date up to a combine total of up to nine (9) months in the event that the Company terminates his employment without cause. Mr. Shannon may resign from his employment at any time by providing one (1) month written notice where by the Company will provide a one (1) month notice payment of base salary if it waives the one (1) month notice period. Effective June 6, 2013, Mr. Shannon’s contract was amended to provide for the reimbursement of the costs incurred to establish and maintain a Company office at his home residence. Mr. Shannon incurs a taxable benefit for the portion of the reimbursed costs that are not related to business activities.

We have no written employment or severance agreements with any other named executive officer.

Perquisites

Certain executive officers benefit from automobile and accommodation allowances. The 2013 annual value of perquisites for the Senior Vice President World Wide Sales & Marketing was, in aggregate, worth less than $25,000 or 10% of such senior executive officer’s total salary for the year ended December 31, 2013.

Option Exercises and Stock Vested at Fiscal Year End

There were no options exercised by our named executive officers during the fiscal year ended December 31, 2013.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Non-Employee Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of the Board for the fiscal year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)		Option Awards (6) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Anthony F. Holler	-	32,250	(2)	53,600	-	-	-	85,850
Joseph D. Keegan	-	22,000	(3)	53,600	-	-	-	75,598
Clinton H. Severson	-	22,500	(3)	53,600	-	-	-	76,100
Lewis J. Shuster	-	32,500	(4)	53,600	-	-	-	86,100
Peter A. Thompson	-	26,500	(2)	53,600	-	-	-	80,100
David G. Wang	-	15,500	(5)	53,600	-	-	-	69,100
Jonathan J. Wang	-	21,000	(5)	53,600	-	-	-	74,600

(1)

The dollar amounts reflect the fees earned in cash by our directors for the year ended December 31, 2013. All of our directors elected to receive Restricted Share Unit (“RSU”) stock awards in lieu of cash for this period. The dollar value shown was settled in RSUs with a fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals on the date that the Option Committee was first able to grant such RSUs for the applicable quarterly Board fees. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value that may be realized by our directors.

(2)	$6,500 of earned director fees were settled by the granting of RSUs in March, 2014.
(3)	$5,250 of earned director fees were settled by the granting of RSUs in March, 2014.
(4)	$7,750 of earned director fees were settled by the granting of RSUs in March, 2014.
(5)	$3,750 of earned director fees were settled by the granting of RSUs in March, 2014.
(6)	Option awards are valued using a Black-Scholes model at the time of grant.

2013 Compensation of Directors

Non-management board members received an annual retainer of $15,000 and board of director meeting fees of $1,500 for attendance in person and $500 for attendance by teleconference. In addition, the Chairman and Committee chairs received an annual stipend of $5,000 except for the Chair of the Audit Committee, who received an annual stipend of $10,000. All 2013 compensation for non-management board members was paid with the equivalent value of RSUs.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or our compensation committee.

RELATED PERSON TRANSACTIONS AND

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Related Person Transactions

Consulting Fees for Director

In 2012, the Company incurred $174,368 of consulting fees to Peter Thompson, a member of our board of directors, during his tenure as interim Chief Executive Officer. No such expenses were incurred in 2013.

2013 Private Placement

On November 7, 2013, the Company’s shareholders approved the Private Placement which raised aggregate gross proceeds of $3.1 million for the Company, as described in note 11[b] on Form 10-K filed with the Commission on March 17, 2014. Of the 1,273,117 subscription receipts issued, 816,325 subscription receipts were issued for $2 million to OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and OrbiMed Asia Partners, LP collectively “OrbiMed”, which is a beneficial owner of 5% or more of our common shares and of which certain individual directors of the Company may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed. Upon conversion of the subscription receipts, 816,325 common shares and 408,162 warrants were issued. In connection with the Private Placement, the Company incurred and paid legal costs of $53,000 on behalf of OrbiMed, which has the right to nominate three directors to sit on our board of directors.

No Other Interests of Insiders

Except as described above, none of the principal shareholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or subsidiaries, has any other interest in any other transaction since January 1, 2013 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.

We believe that all of the transactions described above were on terms at least as favorable to us as they would have been had we entered into those transactions with unaffiliated third parties.

Interest of Certain Persons in Matters to Be Acted Upon

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting other than the election of directors or the appointment of auditors. For the purpose of this paragraph, “Person” shall include each person or company: (a) who has been a director or executive officer of the Company at any time since the commencement of the Company’s last financial year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person or company included in subparagraphs (a) or (b).

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance. Under this insurance coverage, the insurer pays, on the Company’s behalf, for losses for which the Company indemnifies its directors and officers and, on behalf of individual directors and officers, losses arising during the performance of their duties for which the Company does not indemnify them. The total limit for the policy is $15,000,000 USD per policy term, subject to a deductible of $50,000 per claim with respect to corporate indemnity provisions and $100,000 if the claim relates to securities law claims. The insurance policy does not distinguish between directors and officers as separate groups.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal shareholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

In November, 2013, our pricing committee negotiated the terms of OrbiMed’s participation in the 2013 Private Placement, with input from the independent members of our audit committee as well as the other independent members of our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of our common stock (the “Reporting Persons”), are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock. The Company believes that, during 2013, the Reporting Persons complied with all applicable Section 16(a) filing requirements, except for Mr. Jeffrey L. Purvin and Dr. Jonathan J. Wang. One late Form 4 report was filed for Mr. Purvin on December 5, 2013 to report the purchase by Mr. Purvin of 800 shares of our common stock that occurred on November 29, 2013. In addition, one late Form 4 report was filed for Dr. Jonathan Wang on March 19, 2013 to report the receipt of a stock option by Dr. Jonathan J. Wang to purchase 20,000 shares of our common stock that was granted on March 14, 2013.

Indebtedness of Directors and Executive Officers

As at the date of this information circular, no executive officer, director, employee or former executive officer, director or employee of the Company or any of its subsidiaries is indebted to the Company, or any of its subsidiaries, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or another similar arrangement or understanding provided by the Company, or any of its subsidiaries.

SECURITY OWNERSHIP

The following table sets forth information as of April 4, 2014 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common shares, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more shareholder, as the case may be. Percentage of beneficial ownership is calculated based on 7,943,175 common shares outstanding as of April 4, 2014. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of April 4, 2014. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the address for each person set forth on the table below is c/o Response Biomedical Corp., 1781 – 75th Avenue W, Vancouver, BC, V6P 6P2, Canada.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% Shareholder:
OrbiMed Advisors LLC (1)(2)(3)	8,654,968	74.0
Othmar Iseli (4)	714,721	8.7
Executive Officers and Directors:
William J. Adams (5)	40,662	*
Anthony F. Holler, M.D. (6)	85,014	1.1
Joseph D. Keegan, Ph.D. (7)	58,980	*
Barbara R. Kinnaird, Ph.D. (8)	52,010	*
Jeffrey L. Purvin (9)	159,300	2.0
Clinton H. Severson (10)	59,350	*
Timothy P. Shannon (11)	31,833	*
Lewis J. Shuster (12)	68,444	*
Peter A. Thompson, M.D. (13)(14)	8,884,446	74.6
David G. Wang, M.D. (15)(16)	8,708,534	74.1
Jonathan J. Wang, Ph.D. (17)(18)	8,712,691	74.1
All directors and executive officers as a group (11) people) (19)	9,551,328	76.7

(*)	Represents beneficial ownership of less than 1%.
(1)	OrbiMed Advisors LLC’s address is 601 Lexington Avenue, 54th Floor, New York, NY, 10022.
(2)	Includes 3,759,367 shares subject to 67,432,290 warrants exercisable within 60 days of April 4, 2014.
(3)	OrbiMed Advisors LLC’s shares are beneficially owned through three entities: OrbiMed Private Investments III, LP, OrbiMed Asia Partners, LP, and OrbiMed Associates III, LP.
•	OrbiMed Private Investments III, LP beneficially owns 5,387,432 shares which includes 2,339,505 shares subject to 41,961,797 warrants exercisable within 60 days of April 4, 2014.
•	OrbiMed Asia Partners, LP beneficially owns 3,216,273 shares which includes 1,397,596 shares subject to 25,070,914 warrants exercisable within 60 days of April 4, 2014.
•	OrbiMed Associates III, LP beneficially owns 51,263 shares which includes 22,266 shares subject to 399,579warrants exercisable within 60 days of April 4, 2014.
(4)	Othmar Iseli’s address is Am Oelberg 19 9500 Wil, Switzerland. Includes 2,802,042 warrants exercisable within 60 days of April 4, 2014.
(5)	Includes 29,562 shares subject to options exercisable within 60 days of April 4, 2014.
(6)	Includes 24,650 shares subject to 493,000 warrants exercisable within 60 days of April 4, 2014 and 40,250 shares subject to options exercisable within 60 days of April 4, 2014.
(7)	Includes 40,000 shares subject to options exercisable within 60 days of April 4, 2014 and 3,671 shares subject to restricted share units exercisable within 60 days of April 4, 2014.

(8)	Includes 8,259 shares subject to 165,192 warrants exercisable within 60 days of April 4, 2014 and 35,492 shares subject to options exercisable within 60 days of April 4, 2014.
(9)	Includes 137,500 shares subject to options exercisable within 60 days of April 4, 2014.
(10)	Includes 40,000 shares subject to options exercisable within 60 days of April 4, 2014 and 3,671 shares subject to restricted share units exercisable within 60 days of April 4, 2014.
(11)	Includes 18,333 shares subject to options exercisable within 60 days of April 4, 2014.
(12)	Includes 40,000 shares subject to options exercisable within 60 days of April 4, 2014 and 5,419 shares subject to restricted share units exercisable within 60 days of April 4, 2014.
(13)	Includes 206,666 shares subject to options exercisable within 60 days of April 4, 2014 and 4,545 shares subject to restricted stock units exercisable within 60 days of April 4, 2014.
(14)

Refer to footnotes 1 through 3. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, Peter Thompson disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(15)	Includes 40,000 shares subject to options exercisable within 60 days of April 4, 2014 and 13,566 shares subject to restricted share units exercisable within 60 days of April 4, 2014.
(16)

Refer to footnotes 1 through 3. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, David Wang disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(17)	Includes 40,000 shares subject to options exercisable within 60 days of April 4, 2014 and 17,723 shares subject to restricted share units exercisable within 60 days of April 4, 2014.
(18)

Refer to footnotes 1 through 3. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, Jonathan Jian Wang disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(19)	See footnotes 4 through 18 inclusive.

Equity Compensation Plan Information

The following table provides information regarding the equity compensation plans as of December 31, 2013.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding option, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved By Security Holders	1,228,953	2.08	738,778
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	1,228,953	2.08	738,778

Summary of the Amended Option Plan

The Company’s amended and restated option plan (the “Amended Option Plan”) governs our issuance of stock options. The Amended Option Plan was originally approved by shareholders at our 2008 Annual General Meeting and an amendment was approved at our 2013 Annual General Meeting.

Our board of directors has the sole discretion to grant options to any executives, employees and consultants (the “Eligible Individuals”), on the terms set out in the Amended Option Plan, provided no option may be granted to a consultant that is in the United States unless the consultant is a natural person providing bona fide services to us. As of the date of this information circular, there are currently 1,487,304 options issued under the Amended Option Plan (with a weighted average exercise price of approximately $1.93 and 1,588,635 common shares reserved for issuance pursuant to the valid exercise of options issued under the Amended Option Plan (after giving effect to the conversion to a rolling plan proposed for approval at our Annual Meeting), being approximately 18.7% and 20% of the total number of outstanding common shares, respectively. As of April 4, 2014, approximately 67 of our employees, 8 of our directors, and none of our consultants were eligible to participate in the Amended Option Plan. The fair market value of the common shares underlying the Amended Option Plan is $1.41 as of April 4, 2014.

The Amended Option Plan provides that the mamum number of common shares issuable to any one option holder pursuant to the Amended Option Plan, together with any common shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 5% of the total number of outstanding common shares.

Our board of directors sets the exercise price of an option in its sole discretion, subject to the requirement that the exercise price be no lower than market value. Market value is determined by the closing price of our common shares on our primary organized trading facility currently the Toronto Stock Exchange), or as determined to be fair value by our board of directors. Options granted under the Amended Option Plan vest according to the vesting schedule of the respective option agreement, as determined by our board of directors, unless vesting is accelerated at the discretion of our board of directors. The expiry date of options may not be later than the tenth anniversary of the date the options were granted, provided that if options would otherwise expire during a “black out” period or during the ten business day period immediately following such “black out” period, the expiry date will automatically be extended to the tenth business day following the end of the “black out” period.

The option holder’s entitlement to options which are granted under the Amended Option Plan but which remain unexercised ceases (either immediately or after a specified period of up to 6 months, depending on the reason for such individual’s departure) upon the Eligible Individual no longer holding office, or when the employment of the Eligible Individual is terminated for any reason, including resignation. Options are non-assignable, except in certain conditions related to death or disability. We do not provide financial assistance to participants under the Amended Option Plan.

Summary of the RSU Plan

Set out below is a summary of the RSU Plan.

Eligible Participants

The RSU Plan is administered by the Compensation Committee of the board of directors. Employees, directors and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the RSU Plan. In accordance with the terms of the RSU Plan, the Company, under the authority of the board of directors through the Compensation Committee, will approve those employees, directors and eligible consultants who are entitled to receive RSUs and the number of RSUs and to be awarded to each participant, provided that no person or entity that beneficially owns, directly or indirectly, more than 10% of the issued and outstanding common shares of the Company is eligible to participate in the RSU Plan. RSUs awarded to participants are credited to them by means of an entry in a notional account in their favour on the books of the Company. Each RSU awarded conditionally entitles the participant to the delivery of one common share upon attainment of the RSU vesting criteria. As of April 4, 2014, approximately 67 of our employees, 8 of our directors, and none of our consultants were eligible to participate in the RSU Plan. The fair market value of the common shares underlying the RSU Plan is $1.41 as of April 4, 2014.

Vesting

The receipt of Vested Share Units under the RSUs is conditional upon the expiry of a time-based vesting period. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined at the time of the grant by the Compensation Committee.

Once the RSUs vest, the participant is entitled to receive the equivalent number of underlying common shares. The Vested Share Units may be settled through the issuance of common shares from treasury, by the delivery of common shares purchased in the open market, in cash or any combination of the foregoing (at the discretion of the Company). If settled in cash, the amount shall be equal to the number of common shares in respect of which the participant is entitled multiplied by the market price per share on the payout date (which is determined based on the closing price of common shares on the trading day immediately preceding the payout date).

The expiry period of RSUs will be determined by the Compensation Committee at the time of grant. However, the maximum term for all RSUs is two years after the participant ceases to be an employee or eligible consultant of the Company. All unvested or expired RSUs are available for future grants, as are RSUs that have been paid out.

Maximum Number of Common Shares Issued

RSUs may be granted in accordance with the RSU Plan provided the aggregate number of RSUs outstanding pursuant to the RSU Plan from time to time shall not exceed 2.5% of the number of issued and outstanding common shares from time to time. It is proposed that the maximum number of common shares which may be reserved, set aside and made available for issuance under the RSU Plan is a variable number equal to 2.5% of the issued and outstanding common shares of the Company as of the date of the grant on a non-diluted basis.

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the RSU Plan, RSUs which have not vested on a participant’s termination date shall terminate and be forfeited. If a participant who is an employee ceases to be an employee as a result of termination of employment without cause, in such case, at the Company’s discretion, all or a portion of such participant’s RSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited RSUs are available for future grants.

Transferability

RSUs are not assignable or transferable other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall enure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell common shares received pursuant to the RSU.

Approximation of the Number of Awards to Employees, Directors and Eligible Consultants

The number of RSUs that an employee, director or eligible consultant may receive under the RSU Plan is in the discretion of our Compensation Committee and therefore cannot be determined in advance. As of April 4, 2014, 140,989 RSUs have been granted.

Summary of the DSU Plan

Set out below is a summary of the DSU Plan.

Eligible Participants

The DSU Plan is administered by the Compensation Committee of the board of directors. Non-employee directors of the Company are eligible to participate in the DSU Plan, provided that no person that beneficially owns, directly or indirectly, more than 10% of the issued and outstanding common shares of the Company is eligible to participate in the DSU Plan. As of April 4, 2014, seven of our non-employee directors were eligible to participate in the DSU Plan. The fair market value of the common shares underlying the DSU Plan is $1.41 as of April 4, 2014.

Administration of Plan

The DSU Plan provides that the board of directors may elect to pay all or a portion of each non-employee director’s annual base compensation (“Annual Base Compensation”) in DSUs. All DSUs paid with respect to Annual Base Compensation will be credited to the director’s DSU Account when such Annual Base Compensation is payable. The director’s DSU Account will be credited with the number of DSUs calculated to the nearest thousandth of a DSU, determined by dividing the dollar amount of compensation payable in DSUs on the payment date by the market value of a common share at the time. Fractional common shares will not be issued upon redemption of DSUs and any fractional entitlements will be rounded down to the nearest whole number.

Additionally, the board of directors may award such number of DSUs to a non-employee director as the board of directors deems advisable to provide the director with appropriate equity-based compensation for the services he or she renders to the Company. The board of directors shall determine the date on which such DSUs may be granted and the date as of which such DSUs shall be credited to the director’s DSU Account. The Company and a director who receives such an additional award of DSUs shall enter into a DSU award agreement to evidence the award and the terms applicable thereto.

Each participant in the DSU Plan shall be entitled to redeem his or her DSUs during the period commencing on the business day immediately following the date upon which the non-employee director ceases to hold any position as a director of the Company and its subsidiaries and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the participant (the “Termination Date”) and ending on the 90th day following the Termination Date. Redemptions under the DSU Plan may be in common shares issued from treasury subject to shareholder approval, maybe purchased by the Company on the open market for delivery to the director, may be settled in cash (in an amount corresponding to the closing price of common shares on the trading day immediately preceding the redemption date) or any combination of the foregoing.

Maximum Number of Common Shares Issued

DSUs may be granted in accordance with the DSU Plan, provided the aggregate number of DSUs outstanding pursuant to the DSU Plan from time to time does not exceed 2.5% of the issued and outstanding common shares from time to time. The maximum number of common shares which may be reserved, set aside and made available for issuance under the DSU Plan is a variable number equal to 2.5% of the issued and outstanding common shares of the Company as of the date of grant on a non-diluted basis.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any participant under the DSU Plan except by will or laws of dissent and distribution.

Approximation of the Number of DSUs to Non-Employee Directors

The number of DSUs that a non-employee director may receive under the DSU Plan is in the discretion of our Compensation Committee and therefore cannot be determined in advance. As of April 4, 2014, no DSUs have been granted.

OTHER BUSINESS

Our board of directors does not know of any matter to be presented at our Annual Meeting which is not listed on the Notice of Annual and Special Meeting and discussed above. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your common shares be represented at the Annual Meeting, regardless of the number of common shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

By Order of the Board of Directors,

/s/ Peter A. Thompson, M.D.
Chairman of the Board

APPENDIX A

Mandate and Responsibilities of the Board of Directors
(Adopted by the Board of Directors on 10 November 2006)

A.	STEWARDSHIP RESPONSIBILITY

Subject to the Articles of Response Biomedical Corp. (the “Company”) and applicable law, the Board of Directors (the “Board”) of the Company has the responsibility to supervise the management of the business and affairs of the Company including without limitation a stewardship responsibility to:

1.	Oversee the conduct of the business of the Company;
2.	Provide leadership and direction to management;
3.	Evaluate management;
4.	Set policies appropriate for the business of the Company;
5.	Approve corporate strategies and goals; and,
6.	Nominate Directors.

The day-to-day management of the business and affairs of the Company is delegated by the Board to the Chief Executive Officer (“CEO”). The Board will give direction and guidance through the CEO to management and the CEO will keep management informed of the Board’s evaluation of the senior officers in achieving and complying with established goals and policies.

B.	COMPOSITION, PROCEDURES AND ORGANIZATION

1.	The Board shall:

a.	Before each annual general meeting, recommend nominees to the shareholders for election as Directors for the ensuing year;

b.	Identify, review the qualifications of, and approve candidates to fill vacancies on the Board between annual general meetings;

c.	Appoint such committees of the Board as it deems appropriate and appoint the chair of each committee;

d.	Establish the mandate, duties and responsibilities of each committee of the Board;

e.	Elect a Chairman of the Board and, when desirable, a Vice-Chairman of the Board, and establish their duties and responsibilities;

f.	Appoint a CEO of the Company and establish the duties and responsibilities of the CEO; and,

g.	On the recommendation of the CEO, appoint the senior officers of the Company and approve the senior management structure of the Company.

2.

A principal responsibility of the Chairman of the Board is to manage, and act as the chief administrative officer of, the Board with such duties and responsibilities as the Board may establish from time-to-time.

The Board shall meet not less than four times during each year and will endeavor to hold one meeting in each quarter generally. The Board will also meet at any other time at the call of the Chairman of the Board or, subject to the Articles of the Company, the CEO or any Director.

1

C.	DUTIES AND RESPONSIBILITIES

The Board has the following specific duties and responsibilities:

1.

Approve, supervise and provide guidance on the strategic planning process. The CEO and senior management team will have direct responsibility for the ongoing strategic planning process and the establishment of long-term goals for the Company, which are to be reviewed and approved by the Board. The Board will provide guidance to the CEO and senior management team on the Company’s ongoing strategic plan. Based on the reports from the CEO, the Board will monitor the success of management in implementing the approved strategies and goals;

2.	Identify the principal risks of the Company’s business and use reasonable steps to ensure the implementation of appropriate systems to manage these risks;

3.

Use reasonable steps to ensure that the Company has management of the highest caliber. This responsibility is carried out primarily through the appointment of the CEO as the Company’s business leader. The Board will assess, on an ongoing basis, the CEO’s performance against criteria and objectives established by the Board from time to time. The Board will also use reasonable steps to ensure that the CEO has in place adequate programs to train, develop and assess the performance of senior management;

4.	Keep in place adequate and effective succession plans for the CEO and senior management;

5.	Place limits on management’s authority as may be determined advisable by the Board;

6.	Oversee the integrity of the Company’s internal control and management information systems;

7.	Monitor the Company’s communications policy;

8.	Require that the Board be kept informed of the Company’s material activities and performance and take appropriate action to correct inadequate performance;

9.	Approve all significant capital plans and establish priorities for the allocation of funds to ongoing operations and capital projects;

10.	Approve all single expenditure items proposed by the Company exceeding $250,000 not provided for in any approved capital plan;

11.	Provide for the independent functioning of the Board;

12.	Adopt a formal code of business ethics that governs the behaviour of its Directors, Officers and employees and monitor compliance with the code of conduct and grant any waivers;

13.	Provide advice and counsel to management on significant issues;

14.	Review and approve any significant policies of the Company; and

15.	Oversee the quality and integrity of the Company’s accounting and financial reporting systems, disclosure controls and internal controls.

The duties and responsibilities set out above do not extend, and are not to be interpreted as extending, the obligations and liabilities of the Directors beyond those imposed by applicable law and in each case are subject to the Articles of the Company and applicable law.

2

RESPONSE BIOMEDICAL CORP.

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General Meeting to be held on May 8, 2014

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 AM (Pacific Time) on Tuesday, May 6, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

10MA14058.E.sedar/000001/000001/i

Appointment of Proxyholder

I/We, being holder(s) of Response Biomedical Corp. hereby appoint:
Jeffrey L. Purvin, or failing him, William J. Adams,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Response Biomedical Corp. to be held at 1781 - 75th Avenue West, Vancouver, BC V6P 6P2, on May 8, 2014 at 10:00 AM (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

	For	Against
1. Number of Directors To set the number of Directors at 8.	☐	☐

2. Election of Directors

	For	Withhold		**For**	Withhold		**For**	Withhold
01. Anthony F. Holler, M.D.	☐	☐	02. Joseph D. Keegan, Ph.D.	☐	☐	03. Jeffrey L. Purvin	☐	☐
04. Clinton H. Severson	☐	☐	05. Lewis J. Shuster	☐	☐	06. Peter A. Thompson, M.D.	☐	☐
07. David G. Wang, M.D.	☐	☐	08. Jonathan J. Wang, Ph.D.	☐	☐			

	For	Withhold
3. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

RITQ 184852 AR1

RESPONSE BIOMEDICAL CORP.

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Voting Instruction Form ("VIF") - Annual General Meeting to be held on May 8, 2014

NON-REGISTERED (BENEFICIAL) SECURITYHOLDERS

1. We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person, your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.
2. *We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions.* In order for these securities to be voted at the meeting, *it will be necessary for us to have your specific voting instructions.* Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.
3. If you want to attend the meeting and vote in person, please write your name in the place provided for that purpose in this form. You can also write the name of someone else whom you wish to attend the meeting and vote on your behalf. Unless prohibited by law, the person whose name is written in the space provided will have full authority to present matters to the meeting and vote on all matters that are presented at the meeting, even if those matters are not set out in this form or the information circular. Consult a legal advisor if you wish to modify the authority of that person in any way. If you require help, please contact the Registered Representative who services your account.
4. **This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.**
5. If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you.
6. **When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by Management for the meeting.**
7. This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the notice of meeting or other matters as may properly come before the meeting or any adjournment thereof.
8. Your voting instructions will be recorded on receipt of the VIF.
9. By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.
10. If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.
11. This VIF should be read in conjunction with the information circular and other proxy materials provided by Management.

VIFs submitted must be received by 10:00 AM (Pacific Time) on Tuesday, May 6, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this VIF.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

10MA14058.E.sedar/000001/000001/i

+ +

Appointee(s)

Management Appointees are: Jeffrey L. Purvin, or failing him, William J. Adams,

OR

If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

as my/our appointee to attend, act and to vote in accordance with the following direction (or if no directions have been given, as the appointee sees fit) and all other matters that may properly come before the Annual General Meeting of securityholders of Response Biomedical Corp. to be held at 1781 - 75th Avenue West, Vancouver, BC V6P 6P2, on May 8, 2014 at 10:00 AM (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against
1. Number of Directors To set the number of Directors at 8.	☐	☐

2. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Anthony F. Holler, M.D.	☐	☐	02. Joseph D. Keegan, Ph.D.	☐	☐	03. Jeffrey L. Purvin	☐	☐
04. Clinton H. Severson	☐	☐	05. Lewis J. Shuster	☐	☐	06. Peter A. Thompson, M.D.	☐	☐
07. David G. Wang, M.D.	☐	☐	08. Jonathan J. Wang, Ph.D.	☐	☐			

	For	Withhold
3. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your VIF, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

■ RITQ 184835 AR1 +